Exhibit 99.1

AdEx Media, Inc. Announces Strong Revenues for Third Quarter 2009 and Nine Month Results

MOUNTAIN VIEW, Calif., Nov. 12 /PRNewswire-FirstCall/ -- AdEx Media, Inc. (OTC Bulletin Board: ADXM) (the “Company”), a leading performance-driven, online marketing and distribution company, today announced results for the third fiscal quarter ended September 30, 2009.

The Company reported revenues for the third quarter of 2009 of approximately $6.5 million, a 261% increase over revenues of approximately $1.8 million from the same quarter for 2008 and revenues for the nine month period ending September 30, 2009 of approximately $18.2 million, a 469% increase over revenues of approximately $3.2 million for the same period last year.

Net loss to the shareholders for the quarter was approximately $1.2 million, compared with a net loss of approximately $1.3 million in the same quarter for 2008. Net loss for the quarter included approximately $409,000 in stock-based compensation, $26,000 in amortization of acquired intangible assets, and $122,000 in non-cash deemed dividends related to the Company’s recent financing through the sale of convertible series A preferred stock and warrants.

Net loss to the shareholders for the nine months ended September 30, 2009 was approximately $5.6 million, compared with a net loss of approximately of $1.9 million for the same period last year. Net loss for the nine months included approximately $905,000 in stock based compensation, $990,000 in impairment charges of acquired intangible assets, $171,000 in amortization of acquired intangible assets, and $1.1 million in non-cash deemed dividends related to the Company’s financings through the sale of convertible series A preferred stock and warrants.

Scott Rewick, Chief Executive Officer of AdEx, commented, “We are pleased with the strong year over year revenue growth we have posted in the first nine months of this year.” Rewick further stated, “Our significant investment in our technology platform and direct media buying relationships are setting the stage for continued growth into 2010.”

A copy of the September 30, 2009 Balance Sheet and Statements of Operations for the quarters ended September 30, 2009 and 2008 are reproduced below. The Company intends to file its financial statements for the period ended September 30, 2009 on Quarterly Report Form 10-Q with the Securities and Exchange Commission on November 16, 2009.

Corporate milestones and accomplishments during the third quarter of 2009 included:
•	Strong year over year revenue growth
•	Nine months revenues of $18.2 million
•	Gross margin expansion
•	Expansion of the Think technology platform
•	Operating efficiencies improved by outsourcing fulfillment and customer service functions moving these functions on a variable cost basis
•	Additional reduction of fixed payroll expenses by lowering headcount
•	Expansion of global media buying through direct purchase relationships with Microsoft, AOL and Yahoo

The Company will host an investor conference call on Friday, November 13, 2009, at 11:30 AM Eastern Time to answer questions regarding the results for the three months ended September 30, 2009, reported in our Quarterly Report Form 10-Q. US dialers: (877) 407-8031; International dialers (201) 689-8031.  Interested parties may also listen via the Internet at www.investorcalendar.com. The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415(International dialers), and entering the replay pass code 286 # and conference ID#337665 and on www.investorcalendar.com.

About AdEx Media, Inc.

AdEx Media, Inc. is an integrated Internet marketing and lead generation publisher and developer, manufacturer, and marketer of consumer products. AdEx both markets and distributes its own products, developed pursuant to strategic partnerships with manufacturers, and offers its third-party advertising customers a multi-channel Internet advertising network and diversified solutions for direct advertisers and agencies. AdEx's marketing platform provides a range of services including (i) search marketing, (ii) display marketing, (iii) lead generation, and (iv) affiliate marketing. AdEx offers advertisers a compelling value proposition by offering true pay-per-performance pricing, commonly known as cost-per-action (CPA) or pay-per-action (PPA).For more information about AdEx Media, visit http://www.AdEx.com.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

ADEX MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2009	2008 (a)
ASSETS

Current assets:
Cash and cash equivalents	$1,879,547	$683,576
Restricted cash	100,000	-
Short-term investments	570,960	2,502,670
Accounts receivable, net of allowance for doubtful accounts of $10,960
and $19,737, respectively	317,202	521,004
Credit card processor holdbacks, net of reserves of $477,706 and $167,363, accrued credit card chargeback fees of $120,213 and $57,280, and
accrued credit card fees of $134,143 and zero, respectively	574,164	243,213
Inventory, net	417,123	57,087
Prepaid expenses and other current assets	152,986	97,878
Total current assets	4,011,982	4,105,428

Property and equipment, net	136,465	43,606
Intangible assets, net	206,638	1,367,330
Goodwill	8,448,789	8,448,789

Total assets	$12,803,874	$13,965,153

LIABILITITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,291,311	$929,807
Accrued liabilities	1,030,274	536,627
Warrant liability	111,067	-
Deferred revenue	29,774	25,709
Promissory notes	142,976	401,806
Total current liabilities	2,605,402	1,893,949

Promissory notes	-	150,000
Deferred tax liability	3,652	404,817

Total liabilities	2,609,054	2,448,766

Commitments and Contingencies (Note 14)

Stockholders' Equity:
Preferred stock; $0.0001 par value; 10,000,000 shares authorized;
2,221,337 shares issued and outstanding at September 30, 2009 for
series A preferred stock and zero at December 31, 2008	$222	$-
Common stock, $0.0001 par value; 150,000,000 shares authorized, 32,055,248 and 31,202,347 shares issued and outstanding at September 30, 2009 and
December 31, 2008, respectively	3,206	3,120
Additional paid-in capital	18,098,650	13,808,966
Accumulated deficit	(7,907,258)	(2,295,699)
Total stockholders' equity	10,194,820	11,516,387

Total liabilities and stockholders' equity	$12,803,874	$13,965,153

___________________________
(a) Derived from audited consolidated financial statements.

ADEX MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Revenues:

Marketing platform services - external offers	$3,078,563	$1,340,935	$8,416,063	$2,750,264
Marketing platform services - internal offers	3,429,139	476,228	9,744,824	476,228
Total revenues	6,507,702	1,817,163	18,160,887	3,226,492

Cost of revenues:
Marketing platform services - external offers	2,511,901	1,219,213	6,832,201	2,299,117
Marketing platform services - internal offers	1,388,945	127,526	3,296,270	127,526
Amortization of acquired product licenses	-	18,795	58,333	18,795
Total cost of revenues	3,900,846	1,365,534	10,186,804	2,445,438

Gross profit	2,606,856	451,629	7,974,083	781,054

Operating expenses:
Product development	-	17,300	-	52,550
Sales and marketing	2,716,664	1,021,662	9,428,746	1,350,135
General and administrative	1,071,825	404,521	2,448,362	955,729
Amortization of intangible assets	25,584	22,224	112,525	22,224
Impairment charges on intangible assets	-	310,000	989,834	310,000

Total operating expenses	3,814,073	1,775,707	12,979,467	2,690,638

Operating loss	(1,207,217)	(1,324,078)	(5,005,384)	(1,909,584)

Other income and expense:
Interest and other (expense) income, net	(8,170)	13,489	(7,738)	45,582
Mark-to-market gain on warrant liability	88,786	-	70,248	-

Loss before income taxes benefit	(1,126,601)	(1,310,589)	(4,942,874)	(1,864,002)

Income tax benefit	(1,400)	(12,923)	(401,164)	(12,123)

Net loss	(1,125,201)	(1,297,666)	(4,541,710)	(1,851,879)

Deemed dividend to series A preferred stockholders	(121,500)	-	(1,069,850)	-

Net loss attributable to common stockholders	$(1,246,701)	$(1,297,666)	$(5,611,560)	$(1,851,879)

Loss per common share, basic and diluted	$(0.04)	$(0.04)	$(0.18)	$(0.12)

Weighted average common shares used in computing
basic and diluted loss per common share	31,871,506	30,388,079	31,648,221	15,443,218

CONTACT:  Investor Contact: Aimee Boutcher, Boutcher&Boutcher, +1-973-239-2878